EXHIBIT 99.1
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FOR IMMEDIATE RELEASE
Contact:

Kevin J. Welch
MeriStar Hospitality
(301) 581-5926


                 MERISTAR ANNOUNCES COMPLETION OF MERGERS WITH
                      AFFILIATES OF THE BLACKSTONE GROUP


         BETHESDA,  Md., May 2, 2006--MeriStar  Hospitality Corporation (NYSE:
MHX) and its susbisiary,  MeriStar Hospitality  Operating  Partnership,  L.P.,
announced the completion of the merger of MeriStar with and into Alcor Acquisition LLC, the merger of Alcor Acquisition L.P. with and into MeriStar Hospitality Operating Partnership, L.P., and the other transactions contemplated by the Agreement and Plan of Merger, dated as of February 20, 2006, by and among MeriStar, MeriStar Hospitality Operating Partnership, L.P., Alcor Holdings LLC, Alcor Acquisition Inc., Alcor Acquisition LLC and Alcor Acquisition L.P. Alcor Holdings LLC, Alcor Acquisition LLC and Alcor Acquisition L.P. are affiliates of The Blackstone Group. Under the terms of the merger agreement, holders of shares of MeriStar common stock and units of limited partner interest in MeriStar Hospitality Operating Partnership, L.P. will receive $10.45 per share or unit in cash, without interest.

         In addition, MeriStar Hospitality Operating Partnership, L.P. announced that as of 8:00 a.m., New York City time, on May 2, 2006, the expiration date of the tender offers for its 9% Senior Notes due 2008 and its 9?% Senior Notes due 2011, $236,678,000 aggregate principal amount of its 9% Senior Notes due 2008 and $334,550,000 aggregate principal amount of its 9?% Senior Notes due 2011, constituting approximately 96.6% of the 9% Senior Notes due 2008 and approximately 97.6% of the 9?% Senior Notes, respectively, had been tendered and not withdrawn in connection with the previously announced cash tender offers and consent solicitations for such notes. All such 9% Senior Notes and 9?% Senior Notes validly tendered and not withdrawn in the tender offers and consent solicitations have been accepted for payment. MeriStar also announced that the Supplemental Indentures governing the 9% Senior Notes and the 9?% Senior Notes, which were executed on April 13, 2006 in connection with the receipt of the requisite consents from holders of each of the 9% Senior Notes and the 9?% Senior Notes to the proposed amendments reflected therein, are now operative.


ABOUT MERISTAR HOSPITALITY CORPORATION

         Bethesda, Maryland-based MeriStar Hospitality Corporation owns 47 principally upper-upscale, full-service hotels in major markets and resort locations with 14,404 rooms in 19 states and the District of Columbia. MeriStar owns hotels under such internationally known brands as Hilton, Sheraton, Marriott, Ritz-Carlton, Westin, Doubletree and Radisson. For more information about MeriStar, visit the company's website: www.meristar.com.

ABOUT THE BLACKSTONE GROUP

         The Blackstone Group, a global private investment and advisory firm with offices in New York, Atlanta, Boston, Los Angeles, London, Hamburg, Mumbai and Paris, was founded in 1985. Blackstone's real estate group has raised approximately $10 billion for real estate investing and has a long track record of investing in office buildings, hotels and other commercial properties. In addition to Real Estate, The Blackstone Group's core businesses include Private Equity, Corporate Debt Investing, Marketable

MeriStar set Record Date
Page 2


Alternative Asset
Management,   Mergers  and  Acquisitions   Advisory,   and  Restructuring  and
Reorganization Advisory. Information relating to The Blackstone Group can be accessed on the Internet at http://www.Blackstone.com.

SAFE HARBOR STATEMENT

         THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS, WHICH ARE BASED ON VARIOUS ASSUMPTIONS AND DESCRIBE OUR FUTURE PLANS, STRATEGIES AND EXPECTATIONS, ARE GENERALLY IDENTIFIED BY OUR USE OF WORDS SUCH AS "INTEND," "PLAN," "MAY," "SHOULD," "WILL," "PROJECT," "ESTIMATE," "ANTICIPATE," "BELIEVE," "EXPECT," "CONTINUE," "POTENTIAL," "OPPORTUNITY," AND SIMILAR EXPRESSIONS, WHETHER IN THE NEGATIVE OR AFFIRMATIVE. WE CANNOT GUARANTEE THAT WE ACTUALLY WILL ACHIEVE THESE PLANS, INTENTIONS OR EXPECTATIONS. ALL STATEMENTS REGARDING OUR EXPECTED FINANCIAL POSITION, BUSINESS AND FINANCING PLANS ARE FORWARD- LOOKING STATEMENTS. EXCEPT FOR HISTORICAL INFORMATION, MATTERS DISCUSSED IN THIS PRESS RELEASE ARE SUBJECT TO KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE OUR ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS.

         FACTORS WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR OPERATIONS AND FUTURE PROSPECTS INCLUDE, BUT ARE NOT LIMITED TO: ECONOMIC CONDITIONS GENERALLY AND THE REAL ESTATE MARKET SPECIFICALLY; SUPPLY AND DEMAND FOR HOTEL ROOMS IN OUR CURRENT AND PROPOSED MARKET AREAS; OTHER FACTORS THAT MAY INFLUENCE THE TRAVEL INDUSTRY, INCLUDING HEALTH, SAFETY AND ECONOMIC FACTORS; COMPETITION; THE LEVEL OF PROCEEDS FROM ASSET SALES; CASH FLOW GENERALLY, INCLUDING THE AVAILABILITY OF CAPITAL GENERALLY, CASH AVAILABLE FOR CAPITAL EXPENDITURES, AND OUR ABILITY TO REFINANCE DEBT; THE EFFECTS OF THREATS OF TERRORISM AND INCREASED SECURITY PRECAUTIONS ON TRAVEL PATTERNS AND DEMAND FOR HOTELS; THE THREATENED OR ACTUAL OUTBREAK OF HOSTILITIES AND INTERNATIONAL POLITICAL INSTABILITY; GOVERNMENTAL ACTIONS, INCLUDING NEW LAWS AND REGULATIONS AND PARTICULARLY CHANGES TO LAWS GOVERNING THE TAXATION OF REAL ESTATE INVESTMENT TRUSTS; WEATHER CONDITIONS GENERALLY AND NATURAL DISASTERS; RISING INSURANCE PREMIUMS; RISING INTEREST RATES; AND CHANGES IN U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, POLICIES AND GUIDELINES APPLICABLE TO REAL ESTATE INVESTMENT TRUSTS. THESE RISKS AND UNCERTAINTIES SHOULD BE CONSIDERED IN EVALUATING ANY FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PRESS RELEASE OR INCORPORATED BY REFERENCE HEREIN. ALL FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PRESS RELEASE OR, IN THE CASE OF ANY DOCUMENT INCORPORATED BY REFERENCE, THE DATE OF THAT DOCUMENT. ALL SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO US OR ANY PERSON ACTING ON OUR BEHALF ARE QUALIFIED BY THE CAUTIONARY STATEMENTS IN THIS SECTION. WE UNDERTAKE NO OBLIGATION TO UPDATE OR PUBLICLY RELEASE ANY REVISIONS TO FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS, CIRCUMSTANCES OR CHANGES IN EXPECTATIONS AFTER THE DATE OF THIS PRESS RELEASE.